UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current  Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported):

April 8, 2004

TETRA TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107
(Address of principal executive office and zip code)

(626) 351-4664
(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events.

On April 8, 2004, Tetra Tech, Inc. (the “Registrant”) reported the conclusion of its contract negotiations with Nextel Operations, Inc. and its revised diluted earnings per share guidance for the fiscal quarter ended March 28, 2004.  A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                                                           Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release, dated April 8, 2004, reporting the conclusion of Nextel negotiations and revised guidance for the Registrant’s second fiscal quarter ended March 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 13, 2004

TETRA TECH, INC.

By:	/s/ DAVID W. KING
David W. King
Executive Vice President and Chief Financial Officer